EXHIBIT 10.3

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of June 25, 2015, is made by and among Real Goods Solar, Inc., a Colorado corporation, with headquarters located at 833 West South Boulder Road, Louisville, CO 80027 (the “Company”), and the Company investor listed on the signature page attached hereto (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement (as defined below).

Pursuant to that certain Securities Purchase Agreement (“Securities Purchase Agreement”) dated as of February 23, 2015, by and among the Company, the Holder and certain other investors party thereto (the “Other Holders” and together with the Holder, the “Holders”), the Company sold to the Holders (i) shares (the “Common Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) and (ii) among other warrants issued pursuant to the Securities Purchase Agreement, the Series A warrants in substantially the form attached as Exhibit A to the Securities Purchase Agreement (the “Series A Warrants”) and the Series C warrants in substantially the form attached as Exhibit A to the Securities Purchase Agreement (the “Series C Warrants” and together with the Series A Warrants, the “Warrants”), in each case, representing the right to acquire additional shares of Common Stock (the Series A Warrants as exercised, collectively, the “Series A Warrant Shares” and the Series C Warrants as exercised, collectively, the “Series C Warrant Shares” and together with the Series A Warrant Shares, the “Warrant Shares”).

The Company and the Holder desire to exchange all of the Warrants held by the Holders for shares of Common Stock (the “Exchange Shares”) pursuant to the terms hereof in a transaction undertaken in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

The Company is negotiating, and intends to implement, the exchange of certain other Warrants issued pursuant to the Securities Purchase Agreement that are currently outstanding by entering into agreements (the “Other Agreements”) in the same form as this Agreement.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	ISSUANCE OF EXCHANGE SHARES.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, the Company and the Holder hereby agree that on the Closing Date (as defined in Section 2(a)), all the Warrants held by the Holder shall be exchanged for the right to receive from time to time pursuant to the terms of this Agreement up to a number of Exchange Shares set forth on the Holder’s signature page attached hereto. On the Closing Date, the Warrants held by the Holder will be deemed cancelled and all rights of the Holder thereunder will terminate. The Holder shall return the original Warrant to the Company as soon as reasonably practicable after the Closing Date.

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2.	CLOSING; EXCHANGES; RATIFICATIONS; CONFLICTS.

(a)          Closing. The date and time of the closing (the “Closing”) of the transactions specified in Section 1 above (the “Closing Date”) shall be 10:00 a.m., New York City Time, on June 30, 2015 (or such other date and time as is mutually agreed to by the Company and the Holder), subject to the notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 4 and 5 hereof. The Closing shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 and may be undertaken remotely by electronic exchange of documentation.

(b)          Exchanges.

(i)           Mechanics of Exchange. Subject to the limitations set forth in Section 2(b)(vi), the Holder may at any time or times on or after the Closing Date deliver to the Company and the Transfer Agent a written notice in the form attached hereto as Exhibit A (an “Exchange Notice”) of the Holder’s election to receive all or any portion of the Exchange Shares set forth on the Holder’s signature page attached hereto. Execution and delivery of an Exchange Notice with respect to less than all of the Exchange Shares set forth on the Holder’s signature page attached hereto shall have the effect of lowering the number of Exchange Shares still available to the Holder under this Agreement, if any, by the number of Exchange Shares set forth on such Exchange Notice. On or before the first (1st) Trading Day following the date on which the Company has received an Exchange Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exchange Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received an Exchange Notice (a “Share Delivery Date”), the Company shall credit such aggregate number of Exchange Shares to which the Holder is entitled pursuant to such Exchange Notice to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit / Withdrawal At Custodian system. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Exchange Shares via DTC, if any. Upon delivery of an Exchange Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exchange Shares with respect to which the Exchange Notice has been delivered, irrespective of the date such Exchange Shares are credited to the Holder’s DTC account. The Company shall pay any and all taxes (other than the Holder’s income taxes) which may be payable with respect to the issuance and delivery of Exchange Shares upon delivery of an Exchange Notice. The Company’s obligations to issue and deliver Exchange Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination. As used herein, “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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(ii)           [Intentionally omitted.]

(iii)         Company’s Failure to Timely Deliver Securities. If the Company shall fail on or prior to the applicable Share Delivery Date, for any reason or for no reason, to credit the Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled pursuant to the applicable Exchange Notice (an “Exchange Failure”) or credit the Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock equal to or any portion of the number of shares of Common Stock issuable upon such exchange that the Holder anticipated receiving from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to credit the Holder’s or its designee’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to credit such Holder’s or its designee’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the date of the applicable Exchange Notice and ending on the date of such issuance and payment under this Section 1(b)(iii). In addition to the foregoing, if an Exchange Failure occurs and continues for five (5) consecutive Trading Days, the Company shall within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, deliver a warrant in substantially the form of the Warrants to purchase a number of shares of Common Stock equal to the number of Exchange Shares to which the Holder is entitled pursuant to the applicable Exchange Notice, with an exercise price equal to the par value of the Common Stock and exercisable immediately for a term of up to sixty (60) months and using at any time during such period, at the election of the Holder, the cashless feature of such Warrants. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely electronically deliver such shares of Common Stock upon the delivery of an Exchange Notice pursuant to the terms hereof.

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(iv)         Certain Adjustments.

(1) Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the date of this Agreement subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of Exchange Shares will be proportionately increased. If the Company at any time on or after the date of this Agreement combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the number of Exchange Shares will be proportionately decreased. Any adjustment under this Section 1(b)(iv) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(2) Purchase Rights. If the Company shall grant, issue or sell any Options, Convertible Securities (each as defined in the Securities Purchase Agreement) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), at any time after the date hereof and prior to the date of issuance of all Exchange Shares which the Company is obligated to issue under this Agreement, then, in each case, the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights, with respect to each unissued Exchange Share, to the same extent that the Holder would have participated therein with respect to each such Exchange Share if the Holder had held such unissued Exchange Shares (without taking into account any limitations or restrictions on the issuance of Exchange shares, including without limitation, the Maximum Percentage (as defined in Section 2(b)(vi)) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties (as defined in Section 2(b)(vi)) exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

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(3) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(b)(iv) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the number of Exchange Shares, as mutually determined by the Company’s Board of Directors and the Holder, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b)(iv) will decrease the number of Exchange Shares as otherwise determined pursuant to this Section 2(b)(iv).

(4) Pro Rata Distributions. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the date hereof and prior to the date of issuance of all Exchange Shares which the Company is obligated to issue under this Agreement then, in each such case, the Holder shall be entitled to participate in such Distribution, with respect to each unissued Exchange Share, to the same extent that the Holder would have participated therein with respect to each such Exchange Share if the Holder had held such unissued Exchange Shares (without taking into account any limitations or restrictions on the issuance of Exchange Shares, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

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(5) Fundamental Transaction. If, at any time after the date hereof and until the date any Exchange Shares may be issued hereunder, a Fundamental Transaction occurs or is consummated, the Company shall cause any Successor Entity (as defined in the Warrants) to assume in writing all of the obligations of the Company under this Agreement in accordance with the provisions of this Section 2(b)(iv)(5) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder, such approval not to be unreasonably withheld or delayed, prior to such Fundamental Transaction, such that for each Exchange Share otherwise issuable under this Agreement not issued prior to the date of the occurrence or consummation of such Fundamental Transaction, the Holder shall be entitled to receive a corresponding number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock being for the purpose of protecting the economic value of the Exchange Shares immediately prior to the occurrence or consummation of such Fundamental Transaction) (provided, however, to the extent that the Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of shares of Common Stock immediately prior to such Fundamental Transaction.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon the issuance of Exchange Shares following such Fundamental Transaction. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Agreement (so that from and after the date of such Fundamental Transaction, and the provisions of this Agreement referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Agreement with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Agreement. The Company shall provide the Holder with written notice, including a summary of material terms, of any Fundamental Transaction described in the preceding sentence no less than fifteen (15) days prior to the occurrence or consummation such Fundamental Transaction, provided that if the Company does not have knowledge of such Fundamental Transaction or material terms thereof at least fifteen (15) days prior to the occurrence or consummation of such Fundamental Transaction, the Company shall provide written notice, including a summary of material terms, within two (2) Trading Days of having such knowledge.

(6) Calculations. All calculations under this Section 2(b) shall be made to the nearest cent or the nearest 1/100th of a share. For purposes of this Section 2(b), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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(7) Notice to the Holder.

(A) Adjustment to Number of Exchange Shares. Whenever there is an adjustment pursuant to any provision of Section 2(b)(iv), the Company shall promptly notify the Holder by providing a notice setting forth the adjustment to the number of Exchange Shares and setting forth a brief statement of the facts requiring such adjustment.

(B) Notice of Certain Events. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any Fundamental Transaction whereby the Common Stock are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, in each case until the date any Exchange Shares may be issued hereunder, then, in each case, the Company shall notify the Holder at its last address, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such Fundamental Transaction is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such Fundamental Transaction; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K.

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(v)          Dispute Resolution.  In the case of a dispute as to the determination of the number of Exchange Shares issuable hereunder and/or the amount of cash payable hereunder, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the number of shares of Common Stock issauble within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the number of Exchange Shares and/or the amount of cash to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed or (b) the disputed arithmetic calculation of the number of Exchange Shares and/or the amount of cash to the Company’s independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

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(vi)         Beneficial Ownership Limitation on Exchanges. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exchange as set forth in Section 2(b)(i) hereof, and the Holder shall not have the right to deliver an Exchange Notice to the Company pursuant to this Agreement and any such exchange shall be null and void and treated as if never made, to the extent that after giving effect to such exchange, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exchange. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock pursuant to this Agreement with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exchange of the remaining, unexercised portion of the Exchange Shares pursuant to this Agreement and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(b)(vi). For purposes of this Section 2(b)(vi), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes hereof, in determining the number of outstanding shares of Common Stock the Holder may acquire pursuant to this Agreement without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exchange Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exchange Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 2(b)(vi), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Exchange Shares to be purchased pursuant to such Exchange Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company or exchange pursuant to this Agreement by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Exchange Shares results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other shareholder of the Company that is not an Attribution Party of the Holder. For purposes of clarity, the Exchange Shares issuable pursuant to the terms of this Agreement in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(b)(vi) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(b)(vi) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor of the Holder. As used herein, (x) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage, (y) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder and (z) ) “Affiliate” has the meaning set forth in Rule 405 under the 1933 Act.

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(c)          Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document, are, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents and to the “Securities Purchase Agreement” (and corollary references to “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement) shall mean the Securities Purchase Agreement as amended by this Agreement.

(d)          Conflicts. To the extent of any inconsistencies in interpretation between the terms of this Agreement and the terms of the Transaction Documents as originally entered into between the Company and the Holder on or about February 23, 2015, the terms of this Agreement shall govern.

3.	REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS.

(a)          Holder Representations, Warranties and Covenants. The Holder hereby represents, warrants and covenants, as applicable, to the Company that:

(i)           Organization; Authorization; Enforcement; Validity. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Holder has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and this Agreement and the transactions contemplated hereby have been duly authorized by the Holder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ii)          No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

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(iii)         Title to Warrant. The Holder is the beneficial owner and sole legal owner of, and has good and valid title to, the Warrants, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto other than encumbrances by one or more brokers of the Holder, which shall terminate upon the Closing, and encumbrances under federal or state securities laws (“Claims”). The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Warrant or its rights in the Warrant, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Warrant. Good and valid title to the Warrant, free and clear of any Claims, will pass to the Company upon consummation of the transaction contemplated hereby.

(b)          Company Representations, Warranties and Covenants. The Company hereby represents, agrees, warrants and covenants, as applicable, to and with the Holder that:

(i)           Organization and Qualification. Each of the Company and its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, (ii) the transactions contemplated hereby, or (iii) the authority or the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement.

(ii)          Solvency. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have knowledge that its creditors or its Subsidiaries’ creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby will not be, Insolvent.

(iii)        Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Exchange Shares from time to time in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Exchange Shares from time to time have been duly authorized by the Company’s Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(iv)         Issuance of Securities. The issuance of the Exchange Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof and the Exchange Shares shall be fully paid and nonassessable with the holder thereof being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Exchange Shares in conformity with this Agreement constitute transactions exempt from registration under the 1933 Act pursuant to Section 3(a)(9) of the 1933 Act.

(v)          No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the reservation for issuance and issuance of the Exchange Shares) will not (i) result in a violation of the Company’s Articles of Incorporation or Bylaws or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(vi)         Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case, in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of such registrations, applications or filings. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Exchange Shares shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

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(vii)         Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which has not been previously disclosed in an SEC Document (as defined in Section 3(b)(ix)) or would reasonably be expected to result in a Material Adverse Effect.

(viii)       Other Agreements. The Company will not provide any Other Holder with a more favorable exchange ratio than is provided to the Holder hereunder or offer any consideration (other than the reimbursement of legal fees) to any Other Holder without offering the same consideration to the Holder.

(ix)          SEC Filings. As of their respective filing dates, the Company’s filings with the SEC under the 1934 Act since February 23, 2015 (the “SEC Documents”), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company represents that, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed.

(x)           Disclosure of Transactions and Other Material Information. The Company shall file a current report on Form 8-K (the “8-K Filing”) on or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, in the form required by the 1934 Act, relating to the transactions contemplated by this Agreement and attaching this Agreement or a form hereof (including, without limitation, all schedules and exhibits to this Agreement) as an exhibit to such filing. From and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Holder or any of its Affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, Affiliates, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder’s shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

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(xi)          Holding Period. The Company acknowledges and agrees that in accordance with Section 3(a)(9) of the 1933 Act, the Exchange Shares shall take on the registered characteristics of the Warrants with respect to which such Exchange Shares are being issued, and the holding period of such Warrants may be tacked on to the holding period of the Exchange Shares. The Company agrees not to take any position contrary to this Section 3(b)(ix) for purposes of Section 3(a)(9) or Rule 144 of the 1933 Act. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue unrestricted Exchange Shares that are freely tradable on the Principal Market without restriction and not containing any restrictive legend without the need for any action by the Holder.

(xii)         Listing. The Company shall promptly secure the listing of all of (i) the Exchange Shares and (ii) any capital stock of the Company issued or issuable with respect to the Exchange Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the “Listed Securities”) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Listed Securities from time to time issuable under the terms of the Transaction Documents. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(b)(x).

(xiii)        Reporting Status. Until the date on which the Holder has sold all the Exchange Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(xiv)        No Integration Actions. None of the Company, any of its Affiliates or any Person acting on behalf of the Company or such Affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the issuance of the Exchange Shares in a manner that would require the registration under the 1933 Act of the issuance to the Holder or require shareholder approval under the rules and regulations of the Principal Market, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market with the issuance of Exchange Shares contemplated hereby.

(xv)         Reservation of Shares. From the date hereof until the Closing, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 2,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) issuable as Exchange Shares under this Agreement and under the Other Agreements.

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(xvi)       Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any amendment, exercise or exchange of the Warrants (each an “Exchange Document”), is or will be more favorable to such Person than those of the Holder and this Agreement shall be, without any further action by the Holder or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms contained in such Exchange Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this Agreement) as the Holder may reasonably request to further effectuate the foregoing.

(xvii)      [INSERT ONLY IN THE EXCHANGE AGREEMENT OF LEAD INVESTOR: Fees and Expenses. The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount to Schulte Roth & Zabel LLP in an amount not to exceed $10,000 (the “Holder Counsel Expense”) by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company on or prior to the Closing. The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.]

4.	CONDITIONS TO ComPANY’S OBLIGATIONs hereunder.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a)          The Holder shall have duly executed this Agreement and delivered the same to the Company; and

(b)          The representations and warranties of the Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

(c)          The Principal Market shall have verbally approved, and shall not have disapproved, in writing or otherwise, the transactions contemplated by this Agreement and the issuance and delivery of the Exchange Shares pursuant to terms set forth in this Agreement.

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5.	CONDITIONS TO HOLDER’S OBLIGATIONs HEREUNDER.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)         The Company shall have duly executed this Agreement and delivered the same to the Holder;

(b)         The Company shall have obtained the listing of all of the Exchange Shares on upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed;

(c)         The representations and warranties of the Company under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(d)         The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market, which has not previously been disclosed in an SEC Document, have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and

(e)         The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(f)          The Principal Market shall have verbally approved, and shall not have disapproved, in writing or otherwise, the transactions contemplated by this Agreement and the issuance and delivery of the Exchange Shares pursuant to terms set forth in this Agreement.

6.	TERMINATION.

In the event that the Closing shall not have occurred by on or before five (5) Business Days from the date hereof, due to the Company’s or the Holder’s failure to satisfy the conditions set forth in Sections 4 and 5 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to the other party to this Agreement and without liability of such party to the other party. Upon such termination, the terms hereof shall be null and void.

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7.	MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)          Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)          Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(e)          Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements among the Holder, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 7(e) shall be binding on the Holder and the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Other Holder to amend or consent to a waiver or modification of any provision of any of the Other Agreements unless the same consideration (other than the reimbursement of legal fees) also is offered to the Holder.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered if delivered pursuant to Section 9(f) of the Securities Purchase Agreement.

(g)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Warrants.

(h)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Exchange Shares.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

REAL GOODS SOLAR, INC.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

[ ]

By:
Name:
Title:

Number of Series A Warrants:

Number of Series C Warrants:

Number of Exchange Shares:

DWAC Instructions:

[Signature Page to Exchange Agreement]

EXHIBIT A

EXCHANGE NOTICE

TO BE EXECUTED BY THE HOLDER TO RECEIVE EXCHANGE SHARES

REAL GOODS SOLAR, INC.

The undersigned holder hereby exercises the right to receive _________________ of the shares of Class A Common Stock, par value $0.0001 per share (“Exchange Shares”) of Real Goods Solar, Inc., a Colorado corporation (the “Company”) and hereby directs the Company to deliver to the undersigned such number of Exchange Shares, in each case, in accordance with the terms of that certain Exchange Agreement dated as of June 25, 2015, by and between the Company and the Holder listed on the signature page attached thereto.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exchange Notice and hereby directs Computershare Trust Company, N.A. to issue the above indicated number of shares of Common Stock.

 COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name: Title: